SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): June 2, 2003

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE

94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California
95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Item 5.                    Other Events

On May 30, 2003, the Company received notice from Nasdaq that the Company’s common stock has regained compliance with the Nasdaq National Market rules for continued listing as a result of having had a closing bid price at $1.00 per share or greater for at least 10 consecutive trading days.  A copy of the notice from Nasdaq is attached to this report as Exhibit 99.

Item 7.                    Financial Statements and Exhibits

(c) Exhibits

99                                    Notice from Nasdaq dated May 30, 2003 notifying the Company that its common stock has regained compliance with the Nasdaq National Market rules for continued listing as a result of closing at or above the $1.00 minimum bid price requirement for at least 10 consecutive trading days.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ FRED J. KRUPICA
Fred J. Krupica
Chief Financial Officer
(principal financial officer)

Dated:  June 2, 2003